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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 27, 2006

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HUIFENG BIO-PHARMACEUTICAL TECHNOLOGY, INC.

(Exact name of registrant as specified in Charter)

NEVADA                    000-32253               87-0650264

(State or other jurisdiction of  (Commission File No.)      (IRS Employee

incorporation or organization)                           Identification No.)

16B/F Ruixin Road Bldg.

No. 25 Gaoxin Road

Xi An 710075 Shaanxi Province

China

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(Address of Principal Executive Offices)

(86) 29 8824 6358

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(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry Into a Material Definitive Agreement

On October 27, 2006, Xian Huifeng Biochemistry Group Co., Ltd., a Chinese corporation (“XHBC”) which is a wholly owned subsidiary of Huifeng Bio-Pharmaceutical Technology, Inc., (the “Company”), entered into an agreement (the “Agreement”) with Shaanxi Pharmaceutical Chemical Facility Co., Ltd., a Chinese corporation (“SPCF”).  According to the terms of the Agreement, XHBC will acquire certain plants and facilities of SPCF in exchange for two million shares of the Company’s common stock.  The Agreement calls for a closing on or before November 10, 2006.  The shares issued will be restricted shares, subject to resale limitations under Rule 144 of the Securities Act of 1933, as amended.   The Agreement is attached hereto and incorporated herewith.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 2.1.

Agreement dated October 27, 2006 between XHBC and SPCF.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 27, 2006      HUIFENG BIO-PHARACEUTICAL TECHNOLOGY, INC.

                                /s/ Jing An Wang

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                                By: Jing An Wang

                                Its: Chief Executive Officer